UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2008

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Susquehanna Bancshares, Inc. hereby announces the following with respect to its results of operations for the quarter ended September 30, 2008:

Susquehanna Bancshares, Inc. holds two synthetic corporate collateralized debt obligations in its investment portfolio. These two securities have a par value of $10 million each, and they each had 100 underlying reference companies. Through August 31, 2008, there were no credit events (i.e., bankruptcies, conservatorships or receiverships) related to any of the reference companies. Given the significant developments that affected the market since August 31, 2008, a number of recent credit events have reduced the fair value of both securities. The fair value of one security was reduced to 12.5 % of par as of September 30, 2008, and the fair value of the other security to 12 % of par as of such date. As a result, Susquehanna anticipates that both securities will receive a below-investment-grade rating by the rating agencies. Consequently, Susquehanna recorded a $17.5 million pre-tax impairment charge at September 30, 2008. These are the only two securities of this type that Susquehanna currently holds in its $2.0 billion investment portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Drew K. Hostetter
Drew K. Hostetter
Executive Vice President and Chief Financial Officer

Dated: October 17, 2008